Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 18, 2001, except for Note 15 which is as of February 28, 2001, relating to the consolidated financial statements and consolidated financial statement schedules of Polycom, Inc., which appear in Polycom, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000.

/s/ PricewaterhouseCoopers LLC

San Jose, California
May 29, 2001